UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


April 26, 1999
(Date of earliest event reported)

Commission file number:  0-20704

                     ACX TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)

           Colorado                          84-1208699
 (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

  16000 Table Mountain Parkway, Golden, Colorado    80403
     (Address of principal executive offices)     (Zip Code)

                         (303) 271-7000
      (Registrant's telephone number, including area code)


Item 5.  Other Events


On April 26, 1999, ACX Technologies, Inc. issued the following press release.


                                         Contact:  Holly Coors
                                                   (303) 271-7005


    ACX TECHNOLOGIES TO ACQUIRE THE FOLDING CARTON BUSINESS OF
                    FORT JAMES CORPORATION

     Golden, CO - April 26, 1999 - ACX Technologies, Inc. (NYSE:ACX) today announced that it will purchase the assets of Fort James Corporation's folding carton business for $830 million in cash. The acquisition creates a world-class packaging concern and the country's largest folding carton company with revenues in excess of $1 billion.

     The folding carton business of Fort James is a major supplier of folding cartons to leading consumer product companies, with an extensive portfolio of proprietary products and unique technologies. The folding carton business is comprised of 12 plants with strategic locations in Garden Grove, CA, Newnan, GA, Kendallville, IN, Kalamazoo, MI, Charlotte, NC, Perrysburg, OH, Portland, OR (2), Gordonsville, TN, Menasha, WI, Wausau, WI and Mississagua, Ontario. Also included in the acquisition is a papermill in Kalamazoo, MI that produces approximately 330,000 tons of coated recycle board annually.

     Commenting on the acquisition, Jeff Coors, President and Chief Executive Officer, Graphic Packaging Corporation remarked, "The combination of talent, equipment and differentiated products that Fort James offers is first class. The addition of these elements to Graphic Packaging will allow us unmatched technical capability to service our customers and help advance their packaging. We are impressed with their range of capabilities and see the folding carton business of Fort James as a tremendous complement to Graphic Packaging Corporation." Mr. Coors continued, "Our decision to focus on growing our folding carton business has cemented our position as a leader in this segment of the packaging industry."

     Graphic Packaging Corporation sells value-added folding carton packages primarily to the beverage and frozen and dry foods markets. The folding carton business of Fort James sells folding cartons for packaging food and pharmaceuticals. End markets for food packaging include cereal, dairy, meat and microwave. Combined process capabilities will include gravure, web lithography, web flexography, offset printing and sheet fed printing.

     The agreement has been approved by the board of directors for both companies and is still subject to regulatory approvals.

     Financing is being provided by Bank of America, with NationsBanc Montgomery Securities, LLC acting as advisor and arranger.

     ACX Technologies, Inc., through its two primary businesses, applies innovative technology to manufacture value-added industrial products. Graphic Packaging Corporation is a specialty packaging manufacturer that produces high performance folding cartons, rollstock and laminations, and flexible packaging. Coors Ceramics Company provides enabling technology through advanced technical ceramics and other engineered materials. ACX can be visited on the world wide web at http://www.acxt.com.





                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


April 27, 1999                          ACX TECHNOLOGIES, INC.

                                      By:/s/Beth A. Parish
                                      -------------------------
                                      Beth A. Parish
                                      (Controller and Principal
                                      Accounting Officer)